UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 27, 2018

Date of Report (Date of earliest event reported)

CRUZANI, INC.
(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

000-54624	26-4144571
(Commission File Number)	(IRS Employer Identification No.)

3500 Lennox Road, Suite 1500, Atlanta, Georgia 30326

(Address of principal executive offices)

(404) 419-2253

(Registrant’s telephone number, including area code)

__________________________________________

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Stock Purchase Agreement

On September 27, 2018, Cruzani, Inc. (the “Company”), entered into a stock purchase agreement (the “Purchase Agreement”) by and among the Company, 2603088 Ontario Inc. o/a Recipe Food Co. a corporation organized under the laws of the Province of Ontario, Canada (the “Seller”), and Sandrea Gibson (the “Principal”) whereby the Company purchased 80% of the shares of common stock of the Seller on a fully-diluted basis (the “Acquisition”) from the Seller and the Principal and the Company assumed two hundred thirty seven thousand Canadian Dollars (CAD $237,000) (USD $170,640), which will be paid in the form of cash or securities of the Company, to be determined (the “Consideration”). The Principal is entitled to earn back up to fifty percent (50%) of the issued and outstanding stock of the Seller, pursuant to milestones as further described in the Purchase Agreement.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such document, the form of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Employment Agreement

In connection with the Purchase Agreement, the Principal entered into an employment agreement (the “Employment Agreement”) with the Seller. The term of the employment is from the Effective Date (as defined in the Employment Agreement) through September 30, 2023 provided, however, the Employment Agreement shall automatically renew or extend for consecutive terms of one (1) year, unless either the Principal or the Seller gives prior written notice to the other Party of its desire to terminate the Agreement at least fifteen (15) days prior to the expiration of the initial term or any renewal term (collectively, the “Term”). The Principal shall serve in the position of President of the Seller and shall report to and be subject to the general direction and control of the Chief Executive Officer of the Company.

The Principal is entitled to an annual salary of seventy-two thousand Canadian Dollars (CAD $72,000) (USD $51,840) (the “Annual Base Salary”). Each calendar quarter, the Annual Base Salary shall be re-evaluated, the intention of which is to increase the annual base salary to one hundred thousand Canadian Dollars (USD $72,000) USD $72,000) as soon as it is fundamentally, economically practical for the Seller. During the Term of the Employment Agreement, the Seller shall pay or reimburse the Principal for all reasonable and approved out-of-pocket expenses for travel and similar items incurred by her in connection with the business of the Seller.

The Seller may terminate the Principal for Cause, as defined in the Employment Agreement.

Award Agreement

In connection with the Purchase Agreement, the Company entered into an award agreement (the “Award Agreement”) with the Principal pursuant to which the Company shall grant to the Principal additional shares in the capital stock of the Seller in the amount of six percent (6%) per year for five (5) years, if the Seller achieves the annual financial milestones set forth in the Award Agreement (the “Recipe Shares”).

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Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 8.01 Other Events.

On September 28, 2018, Cruzani, Inc. f/k/a U.S. Highland, Inc. (the “Company”) received approval from the Financial Industry Regulatory Authority (“FINRA”), effective October 1, 2018, for the change of the Company’s name from “US Highland, Inc.” to “Cruzani, Inc.” (the “Name Change”) and the change of the trading symbol for the Company’s common stock from “UHLN” to “CZNI” (the “Symbol Change”). As previously disclosed in a Current Report on Form 8-K filed on July 9, 2018, the Company had previously filed with the Secretary of State of the State of Nevada Amended and Restated Articles of Incorporation with respect to the Name Change. The Name Change and Symbol Change will be reflected in the trading market for the Company’s common stock as of October 2, 2018.

On October 2, 2018, the Company issued a press release with regard to the Acquisition, the Name Change and Symbol Change. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description

10.1	Stock Purchase Agreement by and among the Company, Recipe Food Co. and an individual
99.1	Press Release dated October 2, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUZANI, INC.

Date: October 3, 2018	By:	/s/ Everett M. Dickson
Everett M. Dickson
Chief Executive Officer

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